UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a -101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

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EPOCRATES, INC.
(Name of Registrant as Specified In Its Charter)

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The following materials were first used by Epocrates, Inc. on January 7, 2012, (Pacific Time) in discussing the proposed transaction referred to in the material below with its employees, customers, investors and/or vendors and Epocrates may use these materials in the future for similar purposes:

Epocrates Employee FAQ

Q: What are the benefits of this acquisition?

A: This presents a great platform to further advance Epocrates and our goals. There are many synergies between the companies with regard to innovation in the HIT space and respect among physicians. athenahealth, Inc. is a leading provider of cloud-based Best in KLAS electronic health record (EHR), practice management, and care coordination services to medical groups and health systems. Together, the companies are uniquely positioned to introduce improved point-of-care, mobile applications that will redefine accessibility of information for care givers as they diagnose and treat patients.

Q: What strengths does athenahealth bring to the table?

A: By combining the power of athenahealth’s cloud-based services with Epocrates’ unique expertise in mobile content and computing, the companies will set out to redefine accessibility of information and services for care givers as they diagnose and treat patients. athenahealth is also an innovative, high growth company (track record of 30% YOY growth) with additional resources, expertise and talent that will provide future benefit to our R&D goals.

Q: How will this change our business model?

A: The current thinking is to maintain the business model of direct subscription revenue from HCPs and indirect revenue from commercial partners. This will be further evaluated in the go-forward plan.

Q: Will Epocrates operate as a separate business entity, or be integrated with athenahealth?

A: Between now and closing, athenahealth will work with Andy Hurd and his team to finalize integration plans. The current expectation is that Epocrates will continue operating as a stand-alone business. Over time, athenahealth will take advantage of shared services opportunities.

Q: Will the Epocrates brand remain intact, or brought under the larger umbrella?

A: athenahealth fully respects the power of the Epocrates brand and will work to maintain its value.

Q: What does this mean for me and my current role, and my team? Will I have a new manager?

A: It will remain business as usual until the closing of the transaction. We will be working with the athenahealth team to identify business synergies and plan for the best possible organization structure moving forward.

Q: Will athenahealth retain key Epocrates executives?

A: One of Epocrates’ assets is its people. During the due diligence process, athenahealth enjoyed the opportunity to work with many of Epocrates’ senior leadership team members. Until the closing of the transaction, they will continue to work with Andy Hurd and his team to finalize integration plans. athenahealth expects members of Epocrates’ senior leadership to play a key role in the go-forward business.

Q: Will our HQ move? Will all (3) offices maintain as is?

A: The current thinking is to keep the headquarters in San Mateo and continue to benefit from the great talent in each area.

Q: Will there be any layoffs as result of the acquisition?

A: Epocrates is a complement to athenahealth’s mission in health care and brings tremendous assets and expertise to the work we do; we couldn’t be more thrilled to combine forces and get to work. Until the closing of the transaction, athenahealth will be working closely with Andy Hurd and his team to evaluate and finalize both integration plans and longer-term business plans, including a detailed and thoughtful plan as it relates to the Epocrates employee base. We’ll let you know when we have more details to share.

Q: Will the current Epocrates benefits stay in place?

A: athenahealth is looking at keeping the 2012/2013 benefits in place and transitioning to athenahealth’s in 2014, but will have a more definitive plan upon the closing of the transaction.

Q: When will the deal be finalized? How long will the transition take? What will be involved with the transition?

A: The closing of the transaction is subject to stockholder approval, completion of antitrust review and other conditions. We anticipate the deal will close in early Q2 of this year.

Q: Did we look at any other companies for the acquisition?

A: Epocrates is a very attractive company with an unparalleled brand in the industry. There has been interest among other companies, but we felt that athenahealth provided the greatest platform for us to move forward the business and synergies in terms of goals and brand favorability.

Q: Who will oversee the development, marketing, and sales of the Epocrates offering?

A: Epocrates senior leadership, working closely with Rob Cosinuke and Jeremy Delinsky, will oversee all aspects of the Epocrates product offering.

Q: How will athenahealth navigate the pharma space, a new territory for athenahealth?

A: Epocrates has some strong leaders with deep pharma knowledge who will be instrumental in driving the business forward. From his days at Digitas, a digitally led, integrated global brand agency, Rob Cosinuke, athenahealth’s Chief Marketing Officer, also has insight into the pharma business and deep experience in the world of pharma marketing.

Q: What does this mean for 2012/2013 bonuses/sales comp?

A: The plan is to keep the current Epocrates structure in place through 2013 and migrate to the athenahealth platform in 2014, pending a full evaluation.

Q: Will the February summit still take place?

A: We are evaluating summit plans and will have a definitive decision in the next couple of weeks.

Q: What is athenahealth’s culture like?

A: “athenistas” are similar to Epocrateans in the sense that they are passionately driven to improve healthcare and help physicians better serve and focus on patients. They are fast-paced, collaborative, ambitious and results-oriented.

Q: Will our products be integrated with athenahealth products, or maintain their own lifecycle? Will Epocrates still be available as a standalone mobile offering?

A: Epocrates products will still be available as a standalone mobile offering and athenahealth will continue to serve the broad physician community, which has come to know, trust, rely upon, and love Epocrates’ mobile toolset. athenahealth’s acquisition of Epocrates will only strengthen the investment in this unique and well-loved service.

Q: Will anything change for our clients or users?

A: athenahealth does not expect any immediate impact to Epocrates’ services provided (both to physicians and pharma clients). athenahealth is committed to preserving Epocrates’ steadfast work to enable health care providers to deliver better patient care by providing the most accessible and reliable clinical information through the use of state-of-the-art mobile technology. Together, the companies will explore new areas for mobile innovation, service and application advancement.

Q: How does this change our priorities or roadmap?

A: athenahealth will continue working against our current roadmap. Initial efforts for the combined companies will focus on expanding Epocrates’ set of look-up tools to include care coordination capabilities, provider-to-provider secure texting, and easily accessible and up-to-date, mobile physician directories — all part of athenahealth’s Clinicals and Coordinator vision. Additional clarity and direction will be provided after the closing with the go-forward business plan.

Additional Information and Where to Find It.

In connection with the acquisition of Epocrates, Inc. (“Epocrates”) by athenahealth, Inc. (“athenahealth”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), Epocrates will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials in connection with the proposed transaction.  Epocrates will also mail the proxy statement to Epocrates stockholders.  athenahealth and Epocrates urge investors and security holders to read the proxy statement and the other relevant material when they become available because these materials will contain important information about athenahealth, Epocrates, and the proposed transaction.  The proxy statement and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, free copies of the documents filed with the SEC by athenahealth will be available on the “Investors” portion of athenahealth’s website at www.athenahealth.com.  Free copies of the documents filed with the SEC by Epocrates will be available on the “Investor Relations” portion of Epocrates’ website at www.epocrates.com.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

athenahealth, Epocrates Merger Sub, Inc. (“MergerSub”), Epocrates, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Epocrates in connection with the Merger.  Information about those executive officers and directors of athenahealth is set forth in athenahealth’s proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 26, 2012, and is supplemented by other public filings made, and to be made, with the SEC.  Information about those executive officers and directors of Epocrates and their ownership of Epocrates common stock is set forth in Epocrates’ proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on August 30, 2012, and will be included in Epocrates’ proxy statement to be filed with the SEC in connection with the proposed transaction as described above, and is supplemented by other public filings made, and to be made, with the SEC.  Investors and security holders may obtain additional information regarding the direct and indirect interests of athenahealth, MergerSub, Epocrates, and their respective executive officers and directors in the Merger by reading the proxy statements and the other filings and documents referred to above.  This communication does not constitute an offer of any securities for sale.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements relating to the consummation of the Merger, plans for and benefits of the companies’ combined services, and other statements that are regarding future events and not historical facts.  The forward-looking statements included herein represent the current judgment and expectations of the respective companies, but actual results are subject to risks and uncertainties and could differ materially from those expressed or implied by forward-looking statements.  Neither Epocrates nor athenahealth intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws.

The potential risks and uncertainties include: uncertainties as to the timing of the Merger; the risk that Epocrates stockholders fail to approve the transaction; the risk that competing offers will be made; and the possibility that various closing conditions for the transaction may not be satisfied or waived.  These and other risks and uncertainties, which are described in more detail in Epocrates’ and athenahealth’s most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.